UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2022

Tekkorp Digital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39643	98-1553327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1980 Festival Plaza Drive, St #300 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

(702) 879-9687
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	TEKKU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TEKK	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	TEKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 4, 2022, Tekkorp Digital Acquisition Corp. (the “Company”) announced that it will: (i) no longer pursue an extension of the date by which it must complete an initial business combination or cease its operations except for the purposes of winding down and redeeming shares held by its public shareholders; (ii) at the previously announced Extraordinary General Meeting of the Company’s shareholders initially contemplated to be held for the purpose of seeking an extension to such date, adjourn the meeting indefinitely without bringing the proposal for such extension to its shareholders; and (iii) not complete its initial business combination by October 26, 2022, the current deadline for such date. A copy of an announcement by the Company related to such determination is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Due to the Company not completing a business combination by October 26, 2022, as required by the Company’s Amended and Restated Memorandum and Articles of Association, following October 26, 2022, the Company will as promptly as possible, but not more than ten business days thereafter, redeem (the “Redemption”) 100% of the Company’s issued and outstanding Class A ordinary shares, par value $0.0001 per share (the “Public Shares”). In the Redemption, funds held in the Company’s trust account, less $100,000 of interest to pay dissolution expenses and net of taxes payable, will be distributed to each holder of Public Shares on a pro rata basis (such amount, the “Redemption Amount”). Based upon the amount held in the trust account as of September 30, 2022, which was $251,258,990.15, the Company estimates that the per-share Redemption Amount will be approximately $10.05. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless upon the liquidation of the Company.

The Company anticipates that the Public Shares, as well as the Company’s publicly traded units and warrants, will cease trading as of the close of business on October 26, 2022. On the Redemption Date, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. The Company has been advised that The Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. Thereafter, the Company will file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Beneficial owners of the Public Shares held in “street name,” will not need to take any action in order to receive their pro rata portion of the Redemption Amount. Holders of registered Public Shares will need to present their respective shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company, to receive their pro rata portion of the Redemption Amount.

Forward Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the SEC on March 4, 2022 and Quarterly Reports on Form 10-Q filed with the SEC on May 16, 2022 and August 12, 2022, and as those may be further amended and/or supplemented in subsequent filings with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibits

99.1	Announcement, dated October 4, 2022, by the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekkorp Digital Acquisition Corp.

Date: October 4, 2022	By:	/s/ Eric Matejevich
	Name:	Eric Matejevich
	Title:	Chief Financial Officer